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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 1992860

The Registrar of Companies for England and Wales hereby certifies that

MISYS INSURANCE MANAGEMENT LIMITED

having by special resolution changed its name, is now incorporated under the name of

COUNTRYWIDE INSURANCE MANAGEMENT LIMITED

Given at Companies House, London, the 15th June 2006

C01992860E

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 1992860

The Registrar of Companies for England and Wales hereby certifies that

COUNTRYWIDE INSURANCE MARKETING LIMITED

having by special resolution changed its name, is now incorporated under the name of

MISYS INSURANCE MANAGEMENT LIMITED

Given at Companies House, Cardiff, the 18th March 2002

C01992860H

N Goodfellow

For The Registrar Of Companies

COMPANIES HOUSE

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 1992860

I hereby certify that

MISYS INSURANCE MARKETING LIMITED

having by special resolution changed its name,

is now incorporated under the name of

COUNTRYWIDE INSURANCE MARKETING LIMITED

Given under my hand at the Companies Registration Office,

Cardiff the 15 OCTOBER 1990

P. Davidson

P. Davidson (Mrs)

an authorised officer

HC006B

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CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

No. 1992860

I hereby certify that

MISYS INSURANCE MARKETING LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 27TH FEBRUARY 1986

M Bellin

an authorised officer